SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2003

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On July 1, 2003, XTO Energy Inc. issued a news release with respect to completion of its previously announced acquisition of coal bed methane and natural gas producing properties in the San Juan Basin of New Mexico and Colorado from Markwest Hydrocarbon, Inc. of Denver, Colorado for $51 million. This purchase was initially funded through borrowings under the Company’s existing bank credit facility and will be repaid through 2003 operating cash flow. The final closing price reflects typical closing adjustments and a reduction of $7.9 million withheld for a preferential purchase right which must be exercised by July 16, 2003.

The Company’s internal engineers estimate proved reserves to be 45 billion cubic feet of gas equivalent of which approximately 76% are proved developed. Beginning July 1, 2003, the interests will contribute about 8.2 million cubic feet per day of natural gas to the Company’s production base.

A copy of the news release is filed as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1	News Release dated July 1, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: July 3, 2003	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller